QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

Scientific Games Management Corporation (Delaware) (100%)

Scientific Games Holdings Corp. (Delaware) (100%)

        Scientific Games (Greece), Inc. (Delaware) (100%)

        Scientific Games Acquisition, Inc. (Delaware) (100%)

        Scientific Games International Holdings Limited (UK) (100%)

          Scientific Games International GmbH (Austria) (100%)

          Scientific Games UK Holdings Limited (UK) (100%)

            Scientific Games International Limited (UK) (100%)

              Scientific Connections SDN BHD (Malaysia) (100%)

              Knightway Promotions Limited (UK) (100%)

                Norton & Wright Limited (UK) (99.9%)

              Scientific Connections Limited (UK) (100%)

              OPAX Lotteries International Limited (UK) (100%)

          Scientific Games Finance Corporation (Delaware) (100%)

            Scientific Games International, Inc. (Delaware) (100%)

              MDI Entertainment, Inc. (Delaware) (100%)

              Scientific Games Royalty Corporation (Delaware) (100%)

              Scientific Games Canada Inc. (Ottawa) (100%)

              Scientific Connections India Private Limited (India) (99.9%)

Autotote Systems, Inc. (Delaware) (100%)

        Autotote International, Inc. (Delaware) (100%)

        Autotote Canada Inc. (Ontario) (100%)

        NASRIN Services LLC (Delaware) (70%)

        Autotote Worldwide Services Limited (Ireland) (100%)

        TRACKPLAY LLC (Delaware) (70%)

        Autotote Electronics and Computer Services and Trading LLC (Turkey) (99.9%)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Keno Corporation (Nebraska) (100%)

Autotote Europe GmbH (Germany) (100%)

        AUTOTOTE Deutschland GmbH (Germany) (100%)

          TEK Totalisatorservice GmbH (Germany) (50%)

          GTS Galopp Totalisator Service GmbH (Germany) (50%)

        AUTOTOTE GmbH Oesterreich (Austria) (100%)

        AUTOTOTE France S.A. (France) (99.96%)

          SASO S.A.R.L. (France) (99.6%)

Autotote Panama, Inc. (Panama) (100%)

Autotote Nederland B.V. (the Netherlands) (100%)

        Autotote Banen B.V. (the Netherlands) (100%)

Autotote Gaming, Inc. (Nevada) (100%)

Autotote Dominicana Inc. (Delaware) (100%)

Autotote Interactive, Inc. (Delaware) (100%)

Scientific Games Chile Limitada (Chile) (100%)

        Scientific Games Latino America S.A. (Chile) (65%)

          SGLA Servicios Limitada (Chile) (100%)

          SGLA Comercializadora de Materiales Limitada (Chile) (100%)

          SGLA Exportadora Limitada (Chile) (100%)

QuickLinks

  Exhibit 21.1
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES